UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 15, 2023

Consolidated Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2116 South 17th Street, Mattoon, Illinois	61938-5973
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (217) 235-3311

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value	CNSL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On October 15, 2023, Consolidated Communications Holdings, Inc., a Delaware corporation (“CNSL” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Condor Holdings LLC, a Delaware limited liability company (“Parent”) affiliated with certain funds managed by affiliates of Searchlight Capital Partners, L.P. (“Searchlight”), and Condor Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the terms and conditions thereof, Merger Sub will merge with and into the Company (the “Merger”) with the Company continuing as the surviving corporation and a wholly owned subsidiary of an affiliate of Searchlight. British Columbia Investment Management Corporation (“BCI” and, together with Searchlight, collectively, the “Buyers”) and certain affiliates of Searchlight have committed to provide equity financing to Parent to fund the transactions contemplated by the Merger Agreement, as described under the heading “Equity Commitment Letters” below. The Merger Agreement has, unanimously by the directors present, been approved by the board of directors of the Company (the “Board”), acting upon the unanimous recommendation of a special committee consisting of only independent and disinterested directors of the Company (the “Special Committee”).

Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock (i) held directly or indirectly by Parent, Merger Sub, or any subsidiary of the Company, (ii) held by the Company as treasury shares or (iii) held by any person who properly exercises appraisal rights under Delaware law) shall be converted into the right to receive an amount in cash equal to $4.70 per share, without interest (the “Merger Consideration”), subject to any withholding of taxes required by applicable law.

In addition, pursuant to the Merger Agreement, at the Effective Time, (i) Company restricted share awards (“Company RSAs”) held by non-employee directors or by certain affiliates of Searchlight will vest and be canceled in exchange for the Merger Consideration and (ii) all other Company RSAs will be converted into restricted cash awards based on the Merger Consideration and subject to the same terms and conditions, including time- and performance-based vesting conditions, as the corresponding Company RSA (except that the relative total shareholder return modifier shall be deemed to be achieved at the target level).

The consummation of the Merger is subject to certain conditions, including, among others:

•	the approval of the holders of a majority of the voting power represented by the outstanding shares of Company Common Stock that are entitled to vote thereon and held by the Unaffiliated Stockholders (as defined in the Merger Agreement), which excludes Searchlight, BCI, their investment fund affiliates and the directors and officers of the Company (such approval, the “Company Unaffiliated Stockholder Approval”);
•	the approval of the holders of a majority of the voting power represented by the outstanding shares of Company Common Stock that are entitled to vote thereon (such approval, together with the Company Unaffiliated Stockholder Approval, the “Requisite Company Stockholder Approval”);
•	the expiration or termination of the applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”);
•	the receipt of certain required consents or approvals from (a) the Federal Communications Commission, (b) the Committee on Foreign Investment in the United States, (c) state public utility commissions and (d) local regulators in connection with the provision of telecommunications and media services;
•	the absence of any order, injunction or decree restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger or the other transactions contemplated by the Merger Agreement; and
•	the accuracy of the representations and warranties contained in the Merger Agreement, subject to customary materiality qualifications, as of the date of the Merger Agreement and the date of closing, and performance in all material respects of the covenants and agreements contained in the Merger Agreement.

The Merger Agreement contains customary representations and warranties of the Company. Additionally, the Merger Agreement provides for customary pre-closing covenants of the Company, including (i) covenants relating to conducting its business in the ordinary course and refraining from taking certain types of actions without Parent’s consent, (ii) certain “no-shop” restrictions that restrain the Company’s ability to solicit alternative acquisition proposals from third parties or to provide information to third parties or engage in discussions with third parties, in each case, in connection with alternative acquisition proposals, subject to certain exceptions. The Merger Agreement also contains customary representations, warranties and covenants of Parent and Merger Sub, including, among others, covenants by Parent and Merger Sub to use their reasonable best efforts to take all actions that are necessary, proper or advisable to obtain regulatory approval for the Merger under applicable competition laws, including the HSR Act, and from (a) the Federal Communications Commission, (b) the Committee on Foreign Investment in the United States, (c) state public utility commissions and (d) local regulators in connection with the provision of telecommunications and media services.

Notwithstanding the “no-shop” restrictions, prior to obtaining the Requisite Company Stockholder Approval, the Company may under certain circumstances provide non-public information to, and participate in discussions and negotiations with, third parties with respect to any unsolicited alternative acquisition proposal that the Board (upon the recommendation of the Special Committee) or the Special Committee has determined in good faith, and after consultation with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to result in a Superior Proposal. A “Superior Proposal” is a bona fide written Acquisition Proposal (as defined in the Merger Agreement, except that the references in the definition thereof to 25% shall be replaced with 50%) made after the date of the Merger Agreement that the Board (upon the recommendation of the Special Committee) or the Special Committee has determined, in good faith, and after consultation with its financial advisors and outside legal counsel, taking into account the timing, conditionality and likelihood of consummating, legal, financial, tax, regulatory and other aspects of such proposal or offer, and the person or group of persons making such proposal or offer, and the person or group of persons making such proposal or offer, including the financing terms thereof and any break-up fees or reimbursement provisions, and such other factors as the Board or the Special Committee considers to be appropriate, to be (i) more favorable to the Company or the Company’s stockholders from a financial point of view than the transactions contemplated by the Merger Agreement and (ii) reasonably capable of being completed on the terms proposed.

Prior to obtaining the Requisite Company Stockholder Approval and subject to the terms contained in the Merger Agreement, the Board (upon the recommendation of the Special Committee) or the Special Committee may, among other things, (1) change its recommendation that the Company’s stockholders adopt the Merger Agreement or (2) terminate the Merger Agreement to enter into a definitive acquisition agreement providing for a Superior Proposal, subject to complying with notice and other specified conditions, including giving Parent the opportunity to propose revisions to the terms of the Merger Agreement during a match right period. Notwithstanding a change in the recommendation by the Board (upon the recommendation of the Special Committee), unless the Company terminates the Merger Agreement, the Company is still required to convene the meeting of its stockholders for purpose of obtaining the Requisite Company Stockholder Approval.

The Merger Agreement contains certain termination rights for the Company and Parent, including, among others, the right of (1) the Company (upon approval of the Special Committee) or Parent (on behalf of itself and Merger Sub) to terminate the Merger Agreement if the Merger is not consummated by January 15, 2025 (subject to an automatic six-month extension if certain closing conditions have not been satisfied), (2) the Company (upon approval of the Special Committee) to terminate the Merger Agreement in order to enter into a definitive acquisition agreement providing for a Superior Proposal and (3) Parent to terminate the Merger Agreement if the Board (upon the recommendation of the Special Committee) or the Special Committee changes its recommendation with respect to the Merger Agreement.

Upon termination of the Merger Agreement under specified circumstances, including by the Company in order to accept a Superior Proposal and enter into a definitive acquisition agreement providing for the consummation of such proposal or by Parent as a result of the Board (upon the recommendation of the Special Committee) changing its recommendation with respect to the Merger, the Company would be required to pay Parent a termination fee of $15.9 million.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, their respective subsidiaries or affiliates or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement that the Company will be filing in connection with the Merger, as well as in the Company’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that the Company has filed or may file with the Securities and Exchange Commission (the “SEC”).

Following the effective time of the Merger, the Company’s securities will be delisted from Nasdaq and deregistered under the Securities Exchange Act of 1934.

Equity Commitment Letters

Parent has obtained equity financing commitments from BCI and certain affiliates of Searchlight (collectively, the “Guarantors”) in an aggregate amount of $370,000,000 to fund the transactions contemplated by the Merger Agreement. The consummation of the Merger is not subject to a financing condition. The Company is entitled to specific performance, subject to the terms and conditions of the Merger Agreement and the applicable equity commitments, to require each Guarantor to fund its respective equity commitment and Parent to close the transaction, if all closing conditions are met.

Limited Guaranty

Concurrently with the execution of the Merger Agreement, each of the Guarantors entered into a limited guaranty with the Company (the “Limited Guaranties”) with the Company, pursuant to which the Guarantors have each provided a limited guaranty with respect to the payment of their pro rata portion of certain payment obligations of Parent and Merger Sub that may be owed to the Company under the Merger Agreement up to the applicable aggregate amount set forth therein.

Voting Agreement

On October 15, 2023, concurrently with the execution of the Merger Agreement, the Company entered into a letter agreement with Searchlight III CVL, L.P. (the “Stockholder”), which, directly or indirectly, beneficially owns approximately 33.8% of the outstanding shares of Company Common Stock, pursuant to which, among other things, the Stockholder has agreed to vote (or cause to be voted) all of the shares of Company Common Stock held by the Stockholder or Searchlight in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement.

Amendment to Credit Agreement

On October 15, 2023, Consolidated Communications Holdings, Inc., a Delaware corporation (“CNSL” or the “Company”), Consolidated Communications, Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Borrower”), the lenders party thereto, entered into Amendment No. 5 (the “Credit Agreement Amendment”) to the Credit Agreement, dated as of October 2, 2020, among the Company, the Borrower, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the other parties thereto (as amended by that certain Amendment No. 1, dated as of January 15, 2021, that certain Amendment No. 2, dated as of April 5, 2021, that certain Amendment No. 3, dated as of November 22, 2022, and that certain Amendment No. 4, dated as of April 17, 2023, the “Existing Credit Agreement” and, as amended by the Credit Agreement Amendment, the “Amended Credit Agreement”). The Credit Agreement Amendment amends the Existing Credit Agreement to, among other things, so long as the Borrower does not elect otherwise, increase the maximum Consolidated First Lien Leverage Ratio (as defined in the Amended Credit Agreement) (the “Step-Up”) permitted under the Existing Credit Agreement to (i) 7.75 to 1.00, from and including the Amendment No. 5 Effective Date (as defined in the Amended Credit Agreement) to and including December 31, 2024, (ii) 7.50 to 1.00, from and including January 1, 2025 to and including March 31, 2025, (iii) 7.25 to 1.00, from and including April 1, 2025 to and including June 30, 2025, (iv) 7.00 to 1.00, from and including July 1, 2025 to and including September 30, 2025, (v) 6.75 to 1.00 from and including October 1, 2025 to and including December 31, 2025, (vi) 6.50 to 1.00, from and including January 1, 2026 to and including March 31, 2026, (vii) 6.25 to 1.00, from and including April 1, 2026 to and including June 30, 2026, (viii) 6.00 to 1.00, from and including July 1, 2026 to and including September 30, 2026, and (ix) 5.85 to 1.00 from and including October 1, 2026 and thereafter (the “Step-Up Period”). While the Step-Up is in effect, the Company will be subject to additional restrictions on its ability to make certain investments and restricted payments (the “Restrictions”). The Step-Up Period and the Restrictions will end and the maximum Consolidated First Lien Leverage Ratio will revert to the levels set forth in the Existing Credit Agreement on the earlier of (a) the Company’s election and (b) August 1, 2025, to the extent $300,000,000 in cash proceeds have not been received by the Company from equity contributed to its capital by such date.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the full text of the Credit Agreement Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Amendment to Credit Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On October 16, 2023, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. Additionally, on October 16, 2023, the Company released an investor presentation in connection with the execution of the Merger Agreement. A copy of the investor presentation is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of October 15, 2023, by and among Consolidated Communications Holdings, Inc., Condor Holdings LLC and Condor Merger Sub Inc.

10.1	Voting Agreement, dated as of October 15, 2023, by and between Consolidated Communications Holdings, Inc. and Searchlight III CVL, L.P.

10.2	Amendment No. 5, dated as of October 15, 2023, among Consolidated Communications Holdings, Inc., Consolidated Communications, Inc. and the lenders party thereto.

99.1	Press Release, dated October 16, 2023.

99.2	Investor Presentation, dated October 16, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*       Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.

Forward-Looking Statements

Certain statements in this communication are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, the Company’s current expectations, plans, strategies and anticipated financial results.

There are a number of risks, uncertainties and conditions that may cause the Company’s actual results to differ materially from those expressed or implied by these forward-looking statements, including: (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction by the Company’s stockholders; (iii) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances, which would require the Company to pay a termination fee; (vi) the effect of the announcement or pendency of the proposed transaction on the Company’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, suppliers and other business counterparties, or its operating results and business generally; (vii) risks related to the proposed transaction diverting management’s attention from the Company’s ongoing business operations; (viii) the amount of costs, fees and expenses related to the proposed transaction; (ix) the risk that the Company’s stock price may decline significantly if the Merger is not consummated; (x) the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; and (xi) (A) the risk factors described in Part I, Item 1A of Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and (B) the other risk factors identified from time to time in the Company’s other filings with the SEC. Filings with the SEC are available on the SEC’s website at http://www.sec.gov.

Many of these circumstances are beyond the Company’s ability to control or predict. These forward-looking statements necessarily involve assumptions on the Company's part. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “should,” “may,” “will,” “would” or similar expressions. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this communication. Furthermore, undue reliance should not be placed on forward-looking statements, which are based on the information currently available to the Company and speak only as of the date they are made. The Company disclaims any intention or obligation to update or revise publicly any forward-looking statements.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of the Company in connection with the proposed transaction. Information about who may, under SEC rules, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed transaction will be set forth in the definitive proxy statement when it is filed with the SEC in connection with the proposed transaction. Information relating to the foregoing can also be found in the Company’s Proxy Statement on Schedule 14A for its 2023 Annual Meeting of Shareholders, which was filed with the SEC on March 21, 2023. To the extent holdings of the Company’s securities have changed since the amounts set forth in such 2023 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the Company’s proxy statement relating to the proposed transaction when it becomes available.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Condor Holdings LLC. In connection with the proposed transaction, the Company intends to file relevant materials with the SEC, including the Company’s proxy statement in preliminary and definitive form. In addition, the Company and certain affiliates of the Company intend to jointly file a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT AND THE SCHEDULE 13E-3 (WHEN THEY ARE AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SEARCHLIGHT AND BCI AND THE PROPOSED TRANSACTION. Investors and stockholders of the Company are or will be able to obtain these documents (when they are available) free of charge from the SEC’s website at www.sec.gov, or free of charge from the Company by directing a request to the Company at 2116 South 17th Street, Mattoon, IL 61938, Attention: Investor Relations or at tel: +1 (844) 909-2675.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

	By:	/s/ Fred A. Graffam III
		Name:	Fred A. Graffam III
		Title:	Chief Financial Officer

Date: October 16, 2023